Exhibit 16.1

ERNST & YOUNG LLP
CHARTERED ACCOUNTANTS
Ernst & Young Tower
1000, 440 - 2 Avenue SW
Calgary, Alberta
T2P 5E9
Phone:  403-290-4100
Fax:  403-290-4265

December 20, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549
USA

Gentlemen:

We have read Item 4.01 of Form 8-K dated December 20, 2007, of GeoGlobal Resources Inc. and are in agreement with the statements therein.

Very truly yours,

"Ernst & Young LLP" (signed)

CHARTERED ACCOUNTANTS

C:\Program Files\EDGARFILINGS LTD\EDGARIZER HTML\Projects\20071221_8KAResignationEY\20071221.Form8KA.EYresignation.doc